Exhibit 10.2

ACCURIDE CORPORATION

DIRECTORS’ DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2008)

ACCURIDE CORPORATION

DIRECTORS’ DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2008)

ACCURIDE CORPORATION

DIRECTORS’ DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2008)

The Accuride Corporation Directors’ Deferred Compensation Plan (as it may be amended from time to time, the “Plan”) was adopted by Accuride Corporation, a corporation organized under the laws of the state of Delaware (the “Company”), effective as of May 19, 2006, for the benefit of its eligible non-employee directors.   The Plan is hereby amended and restated in the form of this document effective January 1, 2008.

ARTICLE I.
DEFINITIONS

                                Section 1.1             “Accounts” shall mean the Director’s Cash Account and Stock Account, if any.

                                Section 1.2             “Board” shall mean the Board of Directors of the Company.

                                Section 1.3             “Book Value” shall mean book value per share based on generally accepted accounting principles consistently applied, and excluding, in the Board of Directors’ discretion, any extraordinary or unusual charges or credits such as one time write-offs of goodwill or similar events.

                                Section 1.4             “Cash Account” means the account created by the Company pursuant to Article III of this Plan in accordance with an election by a Director to receive deferred cash compensation under Article II hereof.

                                Section 1.5             “Cash Fees” shall mean Fees payable in cash.

                                Section 1.6             “Change in Control” means  the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of a corporation, as determined in accordance with this Section 1.6.  In determining whether an event shall be considered a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of a corporation, the following provisions shall apply:

(a)           A “change in the ownership” of the Company shall occur on the date on which any one person, or more than one person acting as a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (a “Person”)), acquires ownership of stock of the Company that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(v).  If a Person is considered either to own more than 50% of the total fair market value or total voting power of the stock of the Company, or to have effective control of the Company within the meaning of Section 1.6(b) and such Person acquires additional stock of the Company, the acquisition of additional stock by such Person shall not be considered to cause a “change in the ownership” of the Company.

(b)           A “change in the effective control” of the Company shall occur on either of the following dates:

(i)            The date on which any Person, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of stock of the Company possessing 30% or more of the total voting power of the Company’s equity securities, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi).  If a Person is considered to possess 30% or more of the total voting power of the Company’s equity securities, and such Person acquires additional stock of the Company, the acquisition of additional stock by such Person shall not be considered to cause a “change in the effective control” of the Company; or

(ii)           The date on which a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi).

(c)           A “change in the ownership of a substantial portion of the assets” of the Company shall occur on the date on which any one Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii).  A transfer of assets shall not be treated as a “change in the ownership of a substantial portion of the assets” when such transfer is made to an entity that is controlled by the shareholders of the Company, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii)(B).

(d)           Notwithstanding the foregoing, the following acquisitions shall not constitute a Change in Control: (i) an acquisition by the Company, or (ii) an acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

                                Section 1.7             “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

                                Section 1.8             “Company” means Accuride Corporation, a Delaware corporation.

                                Section 1.9             “DCUs” means deferred compensation units which have the value equal to shares of Common Stock, one DCU being equal to one share of Common Stock.

                                Section 1.10           “Director” shall mean a member of the Board who is not an employee of the Company or any of its subsidiaries.

                                Section 1.11           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                                Section 1.12           “Fees” shall mean all amounts payable to a Director for serving as a member of the Board, including without limitation any (a) annual or other periodic retainer payments; (b) fees payable for meeting attendance; (c) fees payable for committee membership; and (d) fees payable for Board or committee chairmanship.

                                Section 1.13           “Incentive Plan” shall mean the Accuride Corporation 2005 Incentive Award Plan, as amended from time to time and any successor plan thereto.

                                Section 1.14           “Plan” shall have the meaning set forth in the recitals hereto.

                                Section 1.15           “Stock Account” shall mean the account created by the Company pursuant to Article III of this Plan in accordance with an election by a Director to receive stock-based compensation under Article II hereof.

                                Section 1.16           “Stock Fees” shall mean Fees that are payable in Common Stock or Common Stock equivalents.

                                Section 1.17           “Stock Value” shall mean, per share, for any given day, (i) if the Common Stock of the Company is not publicly traded, the Book Value of the Company’s Common Stock on such day, and (ii) if the Common Stock of the Company is publicly traded, the closing price of the Company’s Common Stock as reported on the exchange upon which such Common Stock is listed on such day or, if the closing price is not available for the Common Stock on a date in question, then the next preceding practicable date for which such closing price is available.

                                Section 1.18           “Year” shall mean calendar year.

ARTICLE II.
ELECTION TO DEFER

                                Section 2.1             A Director may elect, on or before December 31 of any Year, to defer payment of all or a specified part of the Fees earned during the Year following such election and in any succeeding Years (until the Director ceases to be a Director); provided, however, that with respect to Year 2006, a Director may elect, within thirty days after the effective date of this Plan, to defer all or a specified part of all Fees payable for services performed after the election.  Any person who shall become a Director during any Year, and who was not a Director of the Company on the preceding December 31, may elect, no later than thirty days after the Director’s term begins, to defer payment of all or a specified part of such Fees payable for services performed subsequent to the election.  Any Fees deferred pursuant to this Paragraph shall be paid to the Director at the time(s) and in the manner specified in Article IV hereof, as designated by the Director.

                                Section 2.2             The election to participate in the Plan and manner of payment shall be designated by submitting a deferral election form in substantially the form attached hereto as Exhibit A to the Chief Financial Officer of the Company.  Any subsequent changes to the Director’s election as to the time and manner of payment shall be made in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

                                Section 2.3             The election shall continue from Year to Year unless the Director terminates it by written request delivered to the Secretary of the Company prior to the commencement of the Year for which the termination is first effective.

ARTICLE III.
DEFERRED COMPENSATION ACCOUNTS

                                Section 3.1             The Company shall maintain separate bookkeeping accounts for the Fees deferred by each Director.

                                Section 3.2             The Company shall credit, on the date Cash Fees would otherwise become payable, to the Cash Account of each Director the deferred portion of any Fees due the Director as to which an election to defer such Fees into the Cash Account has been made.  On the first day of each quarter, the Company shall credit the Cash Account of each Director with interest calculated on the basis of the balance in such account on the first day of each month of the preceding quarter at a rate equal to four percent (4%) per annum.

                                Section 3.3

(a)           The Company shall credit, on the date Stock Fees would otherwise become payable, the Stock Account of each Director with DCUs equal to:

(i)            That number of shares of Common Stock equal to the shares of Common Stock or Common Stock equivalents payable as Stock Fees otherwise deferred by the Director under this Plan; and

(ii)           as an election to defer Cash Fees into the Stock Account has been made, the amount of such Cash Fees divided by the Stock Value on the date such Cash Fees would otherwise have been paid.

(b)           On the date that any dividends are paid with respect to Common Stock, the Company shall credit each Director with the number of DCUs equal to the cash dividends payable on the number of DCUs held in such Director’s Stock Account divided by the Stock Value on the dividend payment date.

(c)           If adjustments are made to the outstanding shares of Common Stock as a result of split-ups, recapitalizations, mergers, consolidations and the like, an appropriate adjustment also will be made in the number of DCUs credited to the Director’s Stock Account.

                Section 3.4             Fees deferred in the form of cash (and the interest payable thereon) shall be held in the general assets of the Company and no separate fund or trust shall be created or moneys set aside on account of the Cash Account.  Further, the Company shall not be required to acquire, reserve, segregate, or otherwise set aside shares of its Common Stock for the payment of its obligations, if any, with respect to the Stock Account, but shall make available as and when required a sufficient number of shares of its Common Stock to meet the needs of the Plan.

                                Section 3.5             Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                                Section 3.6             Amounts that a Director has elected to defer to his Cash Account shall not be transferred to his Stock Account, or vice versa.

ARTICLE IV.
PAYMENT OF DEFERRED COMPENSATION

                Section 4.1             Subject to Section 4.4, amounts contained in a Director’s Accounts shall be distributed as the Director’s election (made pursuant to Section 2.2) shall provide.  In the absence of a Director’s election with respect to form of distribution, the amounts contained in the Director’s Accounts shall be distributed as a lump sum payment.  In the absence of a Director’s election with respect to the commencement date for distribution, the amounts in the Director’s Accounts shall be distributed as of the first January 1 to occur following the date of separation from service with the Company for any reason.  Distributions from the Plan shall be made as follows:

(a)           The Cash Account and any Cash Fees credited to a Director’s Stock Account shall be paid in cash.  Amounts credited to a Director’s Stock Account shall be based on the Stock Value of the DCUs held in the Stock Account on the earlier of: (i) the date of payment; or (ii) the date of the Director’s separation from service with the Company.

(b)           Stock Fees credited to a Director’s Stock Account shall be paid in the form of Common Stock under the Incentive Award Plan.

(c)           Installment payments shall be treated as a single payment for purposes of Section 409A of the Code.

                                Section 4.2             Each Director shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of death.  Any designated beneficiary shall receive payments in the same manner as the Director if he or she had lived.  In case of a failure of designation or the death of a designated beneficiary without a designated successor, the balance of the amounts contained in the Director’s Accounts shall be paid, in accordance with Section 4.1, to the Director’s or former Director’s estate in full on the first day of the Year following the Year in which he or she dies.  No designation of beneficiary or change in beneficiary shall be valid unless it is in writing, signed by the Director and filed with the Secretary of the Company.

                                Section 4.3             Notwithstanding any election to the contrary, payment of a Director’s Accounts shall commence no earlier than the first day of the seventh month following the separation of service date for any Director who is a “specified employee” under Section 409A of the Code as of the separation of service date.

                                Section 4.4             Notwithstanding any other provisions of the Plan to the contrary, if a Change of Control occurs prior to the complete distribution of a Director’s Accounts, then any portion of such Accounts that has not theretofore been distributed shall be distributed to the Director (or, as applicable, his beneficiary) within 30 days after the Change in Control.

ARTICLE V.
ADMINISTRATION; AMENDMENT

                                Section 5.1             The Plan shall be administered by the Board.  The Board may delegate certain administrative authority to a committee or subcommittee of the Board or to one or more employees of the Company, but shall retain the ultimate responsibility for the interpretation of, and amendments to, the Plan.  Members of the Board shall not be liable for any of their actions or determinations made in good faith with respect to the administration of the Plan.  Except to the extent superseded by the laws of the United States, the laws of the State of Delaware, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.  All expenses related to plan administration shall be paid by the Company.  All decisions made by the Board with respect to issues hereunder shall be final and binding on all parties.

                                Section 5.2             In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock, the Board may, in its sole discretion, make such equitable adjustments, if any, with respect to the DCUs credited to the Directors’ Stock Accounts (including, without limitation, adjusting the number of DCUs credited thereto and/or the kind of securities thereby), as the Board may deem necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan and to reflect such changes.

                                Section 5.3             Except to the extent required by law, the right of any Director or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary, and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.

                                Section 5.4             The Plan may be amended, suspended or terminated in whole or in part from time to time by the Board except that no amendment, suspension, or termination shall apply to the payment to any Director or beneficiary of a deceased Director of any amounts previously credited to a Director’s Accounts.

*  *  *  *  *

I hereby certify that the Plan was amended and restated by the Board of Directors of Accuride Corporation on October 25, 2007, effective January 1, 2008.

Executed on October 26, 2007.

/s/ David K. Armstrong
Corporate Secretary

Exhibit A

Accuride Corporation

Directors’ Deferred Compensation Plan

DEFERRAL ELECTION FORM

SEND COMPLETED FORM TO: David K. Armstrong, Chief Financial Officer, Accuride Corporation, 7140 Office Circle, Evansville, IN  47715, (812) 962-5000.

☐ Initial Enrollment (complete Sections 1, 3, 4 & 5)      ☐ Change Deferral Rate (complete Sections 2 & 5)

☐ Change Beneficiary (complete Sections 4 & 5)

Social Security Number	Last Name		First Name	MI

Mailing Address	City	State	Zip Code	Daytime Telephone

SECTION 1 - DEFERRAL ELECTION

Pursuant to the Accuride Corporation Directors’ Deferred Compensation Plan (as it may be amended from time to time, the “Plan”), I hereby elect:

A. Cash Fees:

To defer receipt of all or a portion of the Cash Fees (as defined in the Plan) that would otherwise become payable to me after January 1, 2008 and for succeeding calendar years commencing January 1, 2009 in accordance with the percentages indicated below:

              % of the aggregate Cash Fees shall be credited to my Cash Account as defined in the Plan;

              % of the aggregate Cash Fees shall be credited to my Stock Account as defined in the Plan;

              % of the aggregate Cash Fees shall not be deferred, but shall be paid to me directly as they accrue.

B. Stock Fees:

To defer receipt of all or a portion of the Stock Fees (as defined in the Plan) that would otherwise become payable to me after January 1, 2008 and for succeeding calendar years commencing January 1, 2009 in accordance with the percentages indicated below

              % of the aggregate Stock Fees shall be credited to my Stock Account as defined in the Plan;

              % of the aggregate Cash Fees shall not be deferred, but shall be paid to me directly as they vest and are payable.

I understand that, once effective, such election will remain in effect until modified or revoked in writing by me in accordance with the Plan and that any modification or revocation will be effective only with respect to the portion of my Fees earned in the calendar year after such modification or revocation.  I further understand that if I have elected Fee deferrals to be credited to my Stock Account under the Plan, then such deferrals will be made in the form of Deferred Compensation Units, and also that my rights to my Cash and Stock Accounts are unfunded and unsecured and are no greater than the rights of an unsecured general creditor of the Company.

SECTION 2 - DEFERRAL RATE CHANGE

A. Cash Fees

I elect to change my deferral rate to                % of the aggregate Cash Fees to be credited to my Cash Account,               % of the aggregate Cash Fees to be credited to my Stock Account, and                % of the aggregate Cash Fees to be not deferred, but paid to me directly as they accrue.

B.  Stock Fees

I elect to change my deferral rate to                % of the aggregate Stock Fees to be credited to my Stock Account, and                % of the aggregate Stock Fees to be not deferred, but paid to me directly as they vest and become payable.

I understand that this election will take effect as of the first day of the calendar year immediately following the date of this election.  I further understand that once effective, this election will remain in effect until modified or revoked in writing by me and that such modification or revocation will be effective only for calendar years following the year in which such modification or revocation is made.

SECTION 3 — ACCOUNT DISTRIBUTION

A.            Commencement of Distribution

Except as otherwise set forth in Section 3C, below, I elect to commence receiving distributions from my Accounts in accordance with the following election (check one):

☐  As of the first January 1 to occur following the date I separate from service with the Company for any reason; or

☐  As of the earlier of (1) January 1 of the                     (insert number) calendar year after the deferral is made (not less than 3 nor more than 10) or (2) the first January 1 to occur following the date I separate from service with the Company for any reason.

I understand that the date of my distribution may be delayed for compliance with Federal tax requirements, if applicable.  I further understand that any Deferred Compensation Units in my Stock Account will be valued for distribution on the earlier of: (i) the payment date; or (ii) the date of my separation from service with the Company.

B.            Form of Distribution

Except as otherwise set forth in Section 3C, below, I elect to receive distributions from my Accounts in accordance with the following election (check one):

☐  In one lump sum; or

☐  In                (insert number) equal annual installments (not less than 2 nor more than 10).

I understand that the first distribution from my Accounts shall be payable as of the date I selected in Section 3A, above, and that if I elect annual installment payments I will receive an installment as of each January 1 immediately following the first distribution until my Accounts have been distributed in full, subject to any applicable Federal tax requirements.  Payments will be made on a pro rata basis from my Accounts.

C.            Change in Control

I understand that, notwithstanding any other provision of this Deferral Election Form to the contrary, my Accounts shall automatically be fully distributed to me in one lump sum within 30 days after the occurrence of a Change in Control (as defined in the Plan).

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SECTION 4 - BENEFICIARY DESIGNATION

If you die before you receive full payment of your Accounts, the amount remaining in your Accounts will be paid in a lump sum to your Beneficiary designated in this Section 4:

Social Security Number	Last Name	First Name		MI

Mailing Address	City	State	Zip Code	Telephone

SECTION 5 - AUTHORIZATION

I agree that my successors in interest and my assigns and all persons claiming under me shall, to the extent consistent with applicable law, be bound by the statements contained herein and by the provisions of the Plan as they now exist and as they may be amended from time to time.

I have read and understand this form and hereby authorize the Administrator to take all actions indicated on this form.

Director’s Signature	Date

This section for Company use only.

Date approved:	By:

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